Exhibit 99.1

November 3, 2005

Contact:
Heather Ferrante
ViaSat Inc.
760-476-2633
www.viasat.com

ViaSat Reports Fiscal 2006 Second Quarter Results
     Carlsbad, CA — ViaSat, Inc. (NASDAQ: VSAT) today announced results for its fiscal year 2006 second quarter, including revenues of $104.1 million, new net contract awards of $102.8 million, net income of $0.24 per share on a pro forma basis and $0.21 per share on a GAAP basis, and cash flows from operations of $12.3 million. Year-to-date, the company reported total revenues of $204.1 million, net new contract awards of $232.2 million, net income of $0.46 per share on a pro forma basis or $0.39 per share on a GAAP basis and cash flows from operations of $19.1 million.
     “Our second quarter and first half operating results are slightly better than planned and reflect the strength of both our government and commercial businesses,” said Mark Dankberg, chairman and CEO of ViaSat. “We've significantly increased deliveries of consumer broadband terminals, as well as installations of mobile broadband products and maintained solid performance in satellite networks and antenna systems. Tactical data links and information assurance product results were excellent. Our accomplishments in the first half of the year boosts confidence that we'll achieve our targets for fiscal 2006.”
Financial Results
     For the second quarter ended September 30, 20051, the company reported the following:

			First 6 Mos.	First 6 Mos.
(In millions, except per share data)	Q2 2006	Q2 2005	FY06	FY05

Revenues	$104.1	$82.6	$204.1	$166.8
Net income	$6.0	$3.7	$11.1	$7.3
Diluted per share net income	$0.21	$0.13	$0.39	$0.26
Pro forma net income [2]	$6.9	$4.7	$12.9	$9.5
Diluted per share pro forma net income [2]	$0.24	$0.17	$0.46	$0.34
Diluted weighted average shares	28.6	28.0	28.4	28.1

New orders/Contract awards	$102.8	$87.3	$232.2	$189.3
Sales backlog	$389.9	$304.0	$389.9	$304.0

[1]	ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2006 end on July 1, 2005, September 30, 2005, December 30, 2005 and March 31, 2006.

[2]	All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the “Pro Forma Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Pro Forma Financial Information.”
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Government Segment
     The Government segment had quarterly revenues of $49.5 million, a 21% increase over the second quarter of fiscal year 2005. New contract awards for the quarter were $58.7 million. The revenue growth from second quarter of fiscal year 2005 to second quarter of fiscal year 2006 was primarily related to tactical data link and information assurance products.
Commercial Segment
     Revenues from our Commercial segment were $56.9 million for the second quarter, a 33% increase over the second quarter of fiscal year 2005. New contract awards for the quarter were $44.1 million. The revenue growth from the second quarter of fiscal year 2005 to second quarter of fiscal year 2006 was primarily related to consumer broadband sales.
Selected Second Quarter 2006 Business Highlights
•	Delivered transportable and quick-deploy VSAT communication systems for disaster relief efforts – supporting re-constitution and network connections for mobile cellular and land mobile radio systems.

•	Won a $19.8 million contract to supply Lockheed Martin with a Communication Navigation and Identification Function Simulator (CFS) for its Mission System Integration Lab in Fort Worth for testing of avionics in the F-35 Joint Strike Fighter (JSF).

•	Achieved record awards and sales for our Tactical Networking and Information Assurance business area, led by increasing sales of the group’s two newest products: the VDC-600 ViaSat Data Controller and KG-250 Inline Network Encryptor.

•	Continued market share growth in China and India for our VSAT Networks business generated by sales of our LinkStar VSAT system.

•	Integrated our ArcLight® satellite networking technology into an Army C2V (Command and Control Vehicle) as part of the first successful field test of high-speed communications on the move.

•	Received First Article Acceptance and delivered first production units of a maritime version of the Connexion by Boeing satellite terminal.
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Safe Harbor Statement
     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2006 and beyond and the “Selected Second Quarter 2006 Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: ViaSat’s ability to perform under existing contracts and obtain additional contracts; new product market acceptance; possible cost overruns in fixed price development contracts; changes in product supply, pricing and customer demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability; infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat’s Form 10-Ks and subsequent Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Conference Call
     ViaSat will host a conference call to discuss these fiscal year 2006 second quarter results at 5:00 P.M. Eastern Time on Thursday, November 3, 2005. The dial-in number is (800) 798-2801 and (617) 614-6205 internationally. The passcode is 97150255. A replay will be available for 24 hours beginning at 7:00 P.M. November 3 at (888) 286-8010. The passcode is 72942364. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call will be archived and available on that site for at least twelve months immediately following the conference call.
About ViaSat
     ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. ViaSat has a full line of VSAT products for data and voice applications. ViaSat is a market leader in Ka-band satellite systems, from user terminals to large gateways.
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Other products include network security devices, tactical data radios, and communication simulators. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Germantown, MD. Additional field offices are located in Boston, MA, Washington DC/Baltimore, Australia, China, India, Spain, and Italy.
     In addition, ViaSat’s wholly-owned subsidiary, US Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. US Monolithics is based in Chandler, Arizona.
Use of Pro Forma Financial Information
     Pro forma net income (loss) excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the “Pro Forma Condensed Consolidated Statement of Operations” table for a reconciliation of net income (loss) to pro forma net income (loss).
     Comsat Labs and Comsat Laboratories are tradenames of ViaSat. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.
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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Revenues	$104,112	$82,643	$204,089	$166,813
Cost of revenues	78,154	62,808	153,875	125,584

Gross profit	25,958	19,835	50,214	41,229
Operating expenses:
Selling, general & administrative	13,327	10,832	26,173	23,045
Independent research and development	3,557	1,575	6,861	3,419
Amortization of intangible assets	1,512	1,660	3,024	3,618

Income from operations	7,562	5,768	14,156	11,147
Interest	(26)	(26)	(175)	(37)

Income before income taxes and minority interest	7,536	5,742	13,981	11,110
Provision for income taxes	1,629	1,927	2,895	3,713
Minority interest in net (loss) earnings of subsidiary, net of tax	(46)	70	(43)	89

Net Income	$5,953	$3,745	$11,129	$7,308

Diluted net income per share	$0.21	$0.13	$0.39	$0.26

Diluted common equivalent shares	28,634	28,049	28,371	28,114
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Revenues	$104,112	$82,643	$204,089	$166,813
Cost of revenues	$78,154	62,808	$153,875	125,584

Gross profit	25,958	19,835	50,214	41,229
Operating expenses:
Selling, general & administrative	13,327	10,832	26,173	23,045
Independent research and development	3,557	1,575	6,861	3,419

Pro forma income from operations	9,074	7,428	17,180	14,765
Interest	(26)	(26)	(175)	(37)

Pro forma income before income taxes and minority interest	9,048	7,402	17,005	14,728
Provision for income taxes	2,234	2,591	4,105	5,160
Minority interest in net (loss) earnings of subsidiary, net of tax	(46)	70	(43)	89

Pro forma net income	$6,860	$4,741	$12,943	$9,479

Pro forma diluted net income per share	$0.24	$0.17	$0.46	$0.34

Diluted common equivalent shares	28,634	28,049	28,371	28,114

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income	$5,953	$3,745	$11,129	$7,308
Amortization of intangible assets	1,512	1,660	3,024	3,618
Income tax effect	(605)	(664)	(1,210)	(1,447)

Non-GAAP net income	$6,860	$4,741	$12,943	$9,479

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Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	September 30, 2005	April 1, 2005
Assets
Current Assets:
Cash and S-T investments	$28,282	$14,741
Accounts receivable, net	157,723	141,298
Inventory	36,032	36,612
Deferred income taxes	6,986	7,027
Other current assets	5,163	10,114

Total current assets	234,186	209,792

Goodwill	19,492	19,492
Other intangible assets, net	17,966	20,990
Property and equip, net	36,557	33,278
Other assets	18,671	18,273

	$326,872	$301,825

Liabilities and
Stockholders' Equity	September 30, 2005	April 1, 2005
Current Liabilities:
Accounts payable	$42,430	$38,523
Accrued liabilities	38,701	32,410
Line of credit	—	—

Total current liabilities	81,131	70,933

Other liabilities	5,740	3,911

Total liabilities	86,871	74,844

Minority interest	632	698

Total stockholders’ equity	239,369	226,283

	$326,872	$301,825

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